SHARE EXCHANGE AGREEMENT

      This Share Exchange Agreement, dated as of June 9, 2004, is made by and among TECHEDGE, INC., a Delaware corporation (the "Acquiror"), each of the Persons listed on Exhibit A hereto (collectively, the "Acquiror Shareholders", and individually an "Acquiror Shareholder") each of the Persons listed on Exhibit B hereto (collectively, the "Shareholders", and individually a "Shareholder"), and CHINA QUANTUM COMMUNICATIONS, LTD., a Cayman Islands company (the "Company").

                                   BACKGROUND

      The Shareholders have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Shareholders, all of the Shares, which Shares constitute 100% of the outstanding capital stock of the Company, in exchange for 72,000,000 shares of the Acquiror's Common Stock to be issued on the Closing Date (the "Acquiror Shares"), which Acquiror Shares shall constitute 90% of the issued and outstanding shares of Acquiror's Common Stock immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

                                   SECTION I
                                  DEFINITIONS

      Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

      1.1 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit C.

      1.2 "Acquired Companies" means, collectively, the Company and the Company Subsidiaries.

      1.3 "Acquiror Balance Sheet" means the Acquiror's audited balance sheet at December 31, 2003.

      1.4 "Acquiror Board" means the Board of Directors of the Acquiror.

      1.5 "Acquiror Companies" means, collectively, the Acquiror and the Acquiror Subsidiaries, if any.

      1.6 "Acquiror's Common Stock" means the Techedge, Inc. common stock, par value $0.0001 per share.

      1.7 "Acquiror Subsidiaries" means all of the direct and indirect Subsidiaries of the Acquiror.

      1.8 "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

      1.9 "Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

      1.10 "Approved Plans" means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Acquiror.

      1.11 "Closing Acquiror Shares" means the aggregate number of Acquiror Shares issuable to the Shareholders at Closing.

      1.12 "Closing Date" has the meaning set forth in Section 3.

      1.13 "Code" means the Internal Revenue Code of 1986, as amended.

      1.14 "Common Stock" means the Company's ordinary shares, $0.0001 nominal value per share.

      1.15 "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

      1.16 "Company Board" means the Board of Directors of the Company.

      1.17 "Company Indemnified Party" has the meaning set forth in Section 12.2.1.

      1.18 "Company Subsidiaries" means all of the direct and indirect Subsidiaries of the Company, including, without limitation, China Quantum Communications, Inc. and Quantum Communication (China) Co., Ltd.

      1.19 "Covered Persons" means all Persons, other than Acquiror, who are parties to indemnification and employment agreements with Acquiror existing on or before the Closing Date.

      1.20 "Damages" has the meaning set forth in Section 12.1.

      1.21 "Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

      1.22 "Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

      1.23 "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

      1.24 "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

      1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.26 "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

      1.27 "Exhibits" means the several exhibits referred to and identified in this Agreement.

      1.28 "GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

      1.29 "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

      1.30 "Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

      1.31 "Indemnified Persons" has the meaning set forth in Section 8.6.1.

      1.32 "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

      1.33 "Laws" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

      1.34 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

      1.35 "Material Acquiror Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Companies, of the type and nature that the Acquiror is required to file with the Commission.

      1.36 "Material Adverse Effect" means, when used with respect to the Acquiror Companies or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Companies or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Companies or the Acquired Companies, as the case may be, operate.

      1.37 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

      1.38 "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b),
(c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

      1.39 "Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

      1.40 "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

      1.41 "Preferred Stock" means the Company's Series A Preference Shares, $0.0001 nominal value per share.

      1.42 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

      1.43 "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

      1.44 "Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

      1.45 "Schedule 14(f) Filing" means an information statement flied by the Acquiror on Schedule 14f-1 under the Exchange Act.

      1.46 "Schedules" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

      1.47 "SEC Documents" has the meaning set forth in Section 6.26.

      1.48 "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

      1.49 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time. 1.50 "Shares" means the (a) 49,308,800 issued and outstanding shares of Common Stock of the Company and (b) 5,013,600 issued and outstanding shares of Preferred Stock, in each case, owned by the Shareholders and exchanged pursuant to this Agreement.

      1.51 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

      1.52 "Survival Period" has the meaning set forth in Section 12.1.

      1.53 "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

      1.54 "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror is now or was formerly a member.

      1.55 "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      1.56 "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

      1.57 "U.S." means the United States of America.

      1.58 "U.S. person" has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

                                   SECTION II
                   EXCHANGE OF SHARES AND SHARE CONSIDERATION

      2.1 Share Exchange. Each of the Shareholders desires to transfer to, and the Acquiror desires to acquire from each Shareholder, that number of Shares set out beside the respective names of the Shareholders in Exhibit B for the consideration and on the terms set forth in this Agreement. Subject to Section 3.2, the aggregate consideration for the Shares acquired by the Acquiror pursuant to this Agreement will be 72,000,000 shares of the Acquiror's Common Stock to be issued on a pro rata basis among the Shareholders based on the percentage of the Shares owned by such Shareholder as set forth in Exhibit B.

      2.2 Withholding. The Acquiror shall be entitled to deduct and withhold from the Acquiror Shares otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made.

      2.3 Section 368 Reorganization. For U.S. federal income tax purposes, the exchange by the Shareholders of the Shares for the Acquiror's Common Stock is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange by the Shareholders of the Shares for the Acquiror's Common Stock as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

      2.4 Directors of Acquiror at Closing. Simultaneously with the Closing of the transactions contemplated by this Agreement, the current directors of the Acquiror shall appoint Peter Wang and Ya Li as additional members of the Acquiror Board. Immediately thereafter, Gregory Konesky and Ehren Richardson shall resign as directors of the Acquiror and the remaining two directors of the Acquiror shall appoint Charles Xue to fill one of the resulting vacancies on the Acquiror Board.

                                  SECTION III
                                    CLOSING

      3.1 Closing. The closing (the "Closing") of the share exchange will occur at the offices of Loeb & Loeb, LLP, in New York, New York, on June 7, 2004 or at such later date as all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived (the "Closing Date"). At the Closing, each Shareholder will deliver to the Acquiror certificate(s) evidencing the number of Shares held by such Shareholder (as set forth in Exhibit B), along with executed stock powers transferring such Shares to the Acquiror, against delivery to each Shareholder by the Acquiror of a certificate evidencing such Shareholder's pro rata share of the Acquiror Shares (as set forth in Exhibit B).

                                   SECTION IV
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

      4.1 Generally. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror:

            4.1.1 Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which such Shareholder is a party will have been, duly authorized, executed and delivered by such Shareholder and constitute or will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

            4.1.2 No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly,
(a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

            4.1.3 Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, such Shareholder's Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder's Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder's Shares. At the Closing, the Acquiror will acquire good, valid and marketable title to such Shareholder's Shares free and clear of any and all Liens.

            4.1.4 Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

            4.1.5 No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

      4.2 Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror:

            4.2.1 Acknowledgment. Each Shareholder understands and agrees that the Acquiror Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

            4.2.2 Status. By its execution of this Agreement, each Shareholder, severally and not jointly, represents and warrants to the Acquiror as indicated on its signature page to this Agreement, either that:

                  (a) it is an Accredited Investor; or

                  (b) it is not a U.S. person.

                  Each Shareholder severally understands that the Acquiror Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

            4.2.3 Additional Representations and Warranties of Accredited Investors. Each Shareholder indicating that it is an Accredited Investor on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror set forth on Exhibit E.

            4.2.4 Additional Representations and Warranties of Non-U.S. Persons. Each Shareholder indicating that it is not a U.S. person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Acquiror set forth on Exhibit F.

            4.2.5 Stock Legends. Each Shareholder hereby agrees with the Acquiror as follows:

                  (a) Securities Act Legend - Accredited Investors. The
            certificates evidencing the Acquiror Shares issued to those Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                  (b) Securities Act Legend - Non-U.S. Persons. The certificates evidencing the Acquiror Shares issued to those Shareholders who are not U.S. persons, and each certificate issued in transfer thereof, will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  (c) Other Legends. The certificates representing such Acquiror
            Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

                  (d) Opinion. No Shareholder will transfer any or all of the
            Acquiror Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder's Acquiror Shares, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

                  (e) Consent. Each Shareholder understands and acknowledges that the Acquiror may refuse to transfer the Acquiror Shares, unless such Shareholder complies with this Section 4.2.5 and any other restrictions on transferability set forth in Exhibits E and F. Each Shareholder consents to the Acquiror making a notation on its records or giving instructions to any transfer agent of the Acquiror's Common Stock in order to implement the restrictions on transfer of the Acquiror Shares.

                                   SECTION V
                  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

      The Company represents and warrants to the Acquiror as follows:

      5.1 Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the Cayman Islands, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a material adverse effect on the business, assets or financial condition of the Company, or (ii) materially impair the ability of the Company and the Shareholders each to perform their material obligations under this Agreement (any of such effects or impairments, a "Material Adverse Effect"). The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which the Company presently conducts its business, owns, holds and operates its properties and assets.

      5.2 Subsidiaries. Except as set forth on Schedule 5.2, the Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

      5.3 Articles of Incorporation and Bylaws. The copies of the Amended Articles of Association of the Company (the "Organizational Documents") that have been delivered to the Acquiror prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

      5.4 Authorization and Validity of this Agreement. The execution, delivery and performance by the Company of this Agreement and the recording of the transfer of the Shares and the delivery of the Shares are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or Shareholders of the Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

      5.5 No Violation. None of the execution, delivery or performance by the Company of this Agreement or any other agreement or instrument contemplated hereby to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby will violate any provision of the Organizational Documents, or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under, any agreement or instrument to which the Company is a party or by which the Company is or will be bound or subject, or violate any laws.

      5.6 Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the Acquiror, the Acquiror Shareholders and the Shareholders, this Agreement is, and as of the Closing each other agreement or instrument contemplated hereby to which the Company is a party, will have been duly authorized, executed and delivered by the Company and will be the legal, valid and binding Agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

      5.7 Capitalization and Related Matters.

            5.7.1 Capitalization. The authorized capital stock of the Company consists of (a) 75,000,000 shares of Common Stock, of which 49,308,800 shares are issued and outstanding and (b) 6,250,000 Series A Preference Stock, of which 5,013,600 shares are issued and outstanding. Except as set forth in Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any shares of its Common Stock or any other Equity Security of the Company. All issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

            5.7.2 No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

            5.7.3 Duly Authorized. The exchange of the Shares has been duly authorized and, upon delivery to the Acquiror of certificates therefor in accordance with the terms of this Agreement, the Shares will have been validly issued and fully paid and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens set forth on Schedule
5.7.3 or that might have been created by the Acquiror and restrictions on transfer imposed by this Agreement and the Securities Act.

      5.8 Shareholders. Exhibit B contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding Equity Securities of the Company. Except as expressly provided in this Agreement, no Holder of Shares or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the Holders of any Equity Securities of the Company affecting the exercise of the voting rights of any such Equity Securities.

      5.9 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, the Company is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights are bound or affected. To the knowledge of the Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

      5.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Company's knowledge, no such Proceeding has been threatened.

      5.11 No Brokers or Finders. Except as disclosed in Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

      5.12 Title to and Condition of Properties. The Company owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Company. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      5.13 Board Recommendation. The Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company's Shareholders.

                                   SECTION VI
               REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND
                           THE ACQUIROR SHAREHOLDERS

      The Acquiror and the Acquiror Shareholders, jointly and severally, represents and warrants to the Shareholders and the Company as follows:

      6.1 Organization and Qualification. Each of the Acquiror Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. Each of the Acquiror Companies is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of each Acquiror Company's jurisdiction of organization and each other jurisdiction in which such Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

      6.2 Subsidiaries. Except as set forth on Schedule 6.2, no Acquiror Company owns, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

      6.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of each Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents except for the filing of the Certificate of Amendment of Certificate of Incorporation of the Acquiror, dated March 23, 2004 and filed May 17, 2004. No Acquiror Company is in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

      6.4 Authorization. The Acquiror has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror is a party. The execution, delivery and performance by the Acquiror of this Agreement and each of the Transaction Documents to which the Acquiror is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Board or the stockholders of the Acquiror any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror of this Agreement and each of the Transaction Documents to which the Acquiror is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (a) the Schedule 14(f) Filing, and (b) such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

      6.5 No Violation. Neither the execution or delivery by the Acquiror of this Agreement or any Transaction Document to which the Acquiror is a party, nor the consummation or performance by the Acquiror of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any Acquiror Company is a party or by which the properties or assets of any Acquiror Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which any Acquiror Company, or any of the properties or assets owned or used by any Acquiror Company, may be subject; or
(d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by any Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, any Acquiror Company, except, in the case of clause
(b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

      6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror, this Agreement has been, and as of the Closing each of the Transaction Documents to which the Acquiror is a party will be, duly authorized, executed and delivered by the Acquiror and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

      6.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4 and Exhibits E and F, the issuance of the Acquiror Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws.

      6.8 Capitalization and Related Matters.

            6.8.1 Capitalization. The authorized capital stock of the Acquiror consists of 100,000,000 shares of the Acquiror's Common Stock, of which 8,000,000 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of the Acquiror's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, the Acquiror will have sufficient authorized and unissued Acquiror's Common Stock to consummate the transactions contemplated hereby. Except as disclosed in Schedule 6.8.1 or the SEC Documents, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Pursuant to the 2003 Non-Statutory Stock Option Plan of the Acquiror, the Acquiror has the authority to issue stock options exercisable for up to 2,000,000 shares of the Acquiror's Common Stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror. The issuance of all of the shares of Acquiror's Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal and state securities laws.

            6.8.2 No Redemption Requirements. Except as set forth in Schedule
6.8.2 or in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

            6.8.3 Duly Authorized. The issuance of the Acquiror Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

            6.8.4 Subsidiaries. The capitalization of each Acquiror Subsidiary is as set forth on Schedule 6.8.4. The issued and outstanding shares of capital stock of each Acquiror Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such Acquiror Subsidiary. The owners of the shares of each of the Acquiror Subsidiaries set forth on Schedule 6.8.4 own, and have good, valid and marketable title to, all shares of capital stock of such Subsidiaries. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of the Acquiror Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of any of the Acquiror Subsidiaries. None of the outstanding shares of capital stock of any of the Acquiror Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

      6.9 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of each Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, no Acquiror Company has received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Acquiror Company and, to the knowledge of the Acquiror, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, no Acquiror Company is subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror, any event or circumstance relating to any Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

      6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror, no such Proceeding has been threatened.

      6.11 No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

      6.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule
6.12 or in the SEC Documents, no Acquiror Company has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to such Acquiror Company) arising out of any transaction entered into at or prior to the Closing or any act or omission at or prior to the Closing, except to the extent set forth on or reserved against on the Acquiror Balance Sheet. Except as set forth on Schedule 6.12, no Acquiror Company has incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2003.

      6.13 Changes. Except as set forth on Schedule 6.13 or in the SEC Documents, no Acquiror Company has, since December 31, 2003:

            6.13.1 Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

            6.13.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

            6.13.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

            6.13.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Companies, other than Permitted Liens;

            6.13.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

            6.13.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

            6.13.7 Material Acquiror Contracts. Terminated or modified any Material Acquiror Contract, except for termination upon expiration in accordance with the terms thereof;

            6.13.8 Claims. Released, waived or cancelled any claims or rights relating to or affecting such Acquiror Company in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

            6.13.9 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

            6.13.10 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $10,000 in the aggregate, other than professional fees;

            6.13.11 Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

            6.13.12 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

            6.13.13 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

            6.13.14 Agreements. Except as set forth on Schedule 6.13.14 or in the SEC Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      6.14 Material Acquiror Contracts. Except to the extent filed with the SEC Documents, the Acquiror has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Contract, including each amendment, supplement and modification thereto.

            6.14.1 No Defaults. Each Material Acquiror Contract is a valid and binding agreement of the Acquiror Company that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, no Acquiror Company is in breach or default of any Material Acquiror Contract to which it is a party and, to the knowledge of the Acquiror, no other party to any Material Acquiror Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Contract or (b) permit any Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Contract. No Acquiror Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Contract.

      6.15 Employees.

            6.15.1 Except as set forth on Schedule 6.15.1, the Acquiror Companies have no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, each Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. No Acquiror Company is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

            6.15.2 No director, officer or employee of any Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of such Acquiror Company or (b) the ability of such Acquiror Company to conduct its business. Except as set forth on Schedule 6.15.2, each employee of each Acquiror Company is employed on an at-will basis and no Acquiror Company has any contract with any of its employees which would interfere with such Acquiror Company's ability to discharge its employees.

      6.16 Tax Returns and Audits.

            6.16.1 Tax Returns. The Acquiror Companies have not filed all material Tax Returns required to be filed by or on behalf of the Acquiror Companies and have not paid all material Taxes of each Acquiror Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth on Schedule 6.16.1, (a) no Governmental Authority in a jurisdiction where an Acquiror Company does not file Tax Returns has made a claim, assertion or threat to such Acquiror Company that such Acquiror Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on any Acquiror Company's property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to any Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

            6.16.2 No Adjustments, Changes. No Acquiror Company nor any other Person on behalf of any Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or
(b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

            6.16.3 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Companies, nor is any such claim or dispute pending or contemplated. The Acquiror has delivered to the Company true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Companies since their inception and any and all correspondence with respect to the foregoing.

            6.16.4 Not a U.S. Real Property Holding Corporation. The Acquiror is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            6.16.5 No Tax Allocation, Sharing. The Acquiror is not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which the Acquiror is the common parent, no Acquiror Company (a) has been a member of a Tax Group filing a consolidated income Tax Return under
Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

            6.16.6 No Other Arrangements. No Acquiror Company is a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror Companies are not "consenting corporations" within the meaning of Section 341(f) of the Code. The Acquiror Companies do not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code. No Acquiror Company has any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, none of the Acquiror Companies has engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

      6.17 Material Assets. The financial statements of the Acquiror set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by each Acquiror Company.

      6.18 Insurance Coverage. The Acquiror has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by each Acquiror Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies
(a) taken together, provide adequate insurance coverage for the properties, assets and operations of each Acquiror Company for all risks normally insured against by a Person carrying on the same business as such Acquiror Company, and
(b) are sufficient for compliance with all applicable Laws and Material Acquiror Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth on
Schedule 6.18, no Acquiror Company has received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to any Acquiror Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified any Acquiror Company that they intend to deny liability. There is no existing default under any such insurance policies.

      6.19 Litigation; Orders. Except as set forth on Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror, threatened against or affecting any Acquiror Company or any Acquiror Company's properties, assets, business or employees. To the knowledge of the Acquiror, there is no fact that might result in or form the basis for any such Proceeding. No Acquiror Company is subject to any Orders.

      6.20 Licenses. Except as would not have a Material Adverse Effect, each Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for such Acquiror Company to engage in its business as currently conducted and to permit such Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Acquiror Permits"). No Acquiror Company has received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for such Acquiror Company to engage in its business as currently conducted and to permit such Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Acquiror Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Permit. No Acquiror Company has received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

      6.21 Interested Party Transactions. Except as disclosed in Schedule 6.21, no officer, director or stockholder of any Acquiror Company or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by any Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which any Acquiror Company is a party or by which it may be bound or affected.

      6.22 Governmental Inquiries. The Acquiror has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by any Acquiror Company from any Governmental Authority, and the applicable Acquiror Company's response thereto, and each material written statement, report or other document filed by any Acquiror Company with any Governmental Authority.

      6.23 Bank Accounts and Safe Deposit Boxes. Schedule 6.23 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by each Acquiror Company, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

      6.24 Intellectual Property. No Acquiror Company owns, uses or licenses any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.

      6.25 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, each Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of each Acquiror Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      6.26 SEC Documents; Financial Statements. Except as set forth on Schedule 6.26, the Acquiror has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Acquiror was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Acquiror is a party or to which the property or assets of the Acquiror are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Acquiror's Common Stock is listed on the OTC Bulletin Board, and the Acquiror is not aware of any facts which would make the Acquiror's Common Stock ineligible for quotation on the OTC Bulletin Board.

      6.27 Stock Option Plans; Employee Benefits.

            6.27.1 Set forth on Schedule 6.27.1 is a complete list of all stock option plans providing for the grant by the Acquiror of stock options to directors, officers or employees. Except as disclosed on Schedule 6.27.1, all such stock option plans are Approved Plans.

            6.27.2 None of the Acquiror Companies has any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided such Acquiror Company.

            6.27.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Acquiror provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror.

      6.28 Environmental and Safety Matters. Except as set forth on Schedule
6.28 or in the SEC Documents and except as would not have a Material Adverse
Effect:

            6.28.1 Each Acquiror Company has at all time been and is in compliance with all Environmental Laws applicable to such Acquiror Company.

            6.28.2 There are no Proceedings pending or threatened against any Acquiror Company alleging the violation of any Environmental Law or Environmental Permit applicable to such Acquiror Company or alleging that the Acquiror is a potentially responsible party for any environmental site contamination.

            6.28.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to any Acquiror Company.

      6.29 Money Laundering Laws. The operations of the Acquiror Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving any Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror, threatened.

      6.30 Board Recommendation. The Acquiror Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                  SECTION VII
                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

      7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) afford the Acquiror and its agents, advisors and attorneys during normal business hours, full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Acquiror and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Acquiror may reasonably request, and (c) furnish the Acquiror and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Acquiror may reasonably request.

      7.2 Operation of the Business of the Company.

            7.2.1 Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to:

                  (a) conduct its business only in the ordinary course of
            business;

                  (b) use its best efforts to preserve intact its current
            business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents; and

                  (c) otherwise report periodically to the Acquiror concerning the status of its business, operations, and finances.

      7.3 No Transfers of Capital Stock.

            7.3.1 Between the date of this Agreement and the Closing Date, the Shareholders shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

            7.3.2 Between the date of this Agreement and the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

      7.4 Required Filings and Approvals.

            7.4.1 As promptly as practicable after the date of this Agreement, the Company will, and will cause each Company Subsidiary to, make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, the Company will, and will cause each Company Subsidiary to, (a) cooperate with the Acquiror with respect to all filings that the Acquiror elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Acquiror in obtaining any consents or approvals required to be obtained by the Acquiror in connection herewith.

            7.4.2 Without limiting the foregoing, the Company and the Shareholders shall promptly furnish to the Acquiror any information reasonably requested by the Acquiror in connection with the preparation, filing and mailing of the Schedule 14(f) Filing, including, without limitation, information concerning the Acquired Companies and the Shareholders. The Company and each Shareholder, severally and not jointly, represent and warrant to the Acquiror that the information supplied by the Company and each Shareholder for inclusion in the Schedule 14(f) Filing will not, on the date the Schedule 14(f) Filing is filed with the Commission or first mailed to the stockholders of the Acquiror, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. If, at any time prior to the Closing Date, any information should be discovered by the Company or any Shareholder which should be set forth in an amendment to the Schedule 14(f) Filing so that such Schedule 14(f) Filing would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or such Shareholder, as the case may be, shall promptly notify the Acquiror.

      7.5 Notification. Between the date of this Agreement and the Closing Date, the Company and the Shareholders will promptly notify the Acquiror in writing if the Company, the Shareholders or any Company Subsidiary becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Company or the Shareholders, as the case may be, as of the date of this Agreement, or if the Company, any Shareholder or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Company or the Shareholders, as the case may be, will promptly deliver to the Acquiror a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Acquiror set forth herein, including the right of the Acquiror to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Company and the Shareholders will, and will cause each Company Subsidiary to, promptly notify the Acquiror of the occurrence of any breach of any covenant of the Company or the Shareholders in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

      7.6 Closing Conditions. Between the date of this Agreement and the Closing Date, each of the Company and the Shareholders will use its commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

                                  SECTION VIII
                            COVENANTS OF THE ACQUIROR

      8.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Acquiror will, and will cause each of the Acquiror Subsidiaries to, (a) afford the Company and its agents, advisors and attorneys during normal business hours full and free access to each Acquiror Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the Company and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and (c) furnish the Company and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Company may reasonably request.

      8.2 Operation of the Business of the Acquiror. Between the date of this Agreement and the Closing Date, the Acquiror will, and will cause each of the Acquiror Subsidiaries to:

            8.2.1 conduct its business only in the ordinary course of business;

            8.2.2 use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

            8.2.3 obtain the prior written consent of the Company prior to taking any action of the type specified in Section 6.13 or entering into any Material Acquiror Contract;

            8.2.4 confer with the Company concerning operational matters of a material nature; and

            8.2.5 otherwise report periodically to the Company concerning the status of its business, operations, and finances.

      8.3 Required Filings and Approvals.

            8.3.1 As promptly as practicable after the date of this Agreement, the Acquiror will, and will cause each of the Acquiror Subsidiaries to, make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, the Acquiror will cooperate with the Company with respect to all filings that the Company is legally required to make in connection with the transactions contemplated hereby.

            8.3.2 Without limiting the foregoing, as promptly as practicable before or after the execution of this Agreement, the Acquiror shall prepare and file the Schedule 14(f) Filing with the Commission. The Acquiror will advise the Company, promptly after it receives notice thereof, of any request by the Commission for the amendment of the Schedule 14(f) Filing or comments thereon and responses thereto or requests by the Commission for additional information. The Acquiror shall mail the Schedule 14(f) Filing to its stockholders as promptly as practicable pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission related thereto.

      8.4 Notification. Between the date of this Agreement and the Closing Date, the Acquiror will promptly notify the Company and the Shareholders in writing if the Acquiror becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Acquiror, as of the date of this Agreement, or if the Acquiror becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Acquiror will promptly deliver to the Company and the Shareholders a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Shareholders set forth herein, including the right of the Shareholders to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Acquiror will promptly notify the Company and the Shareholders of the occurrence of any breach of any covenant of the Acquiror in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 10 impossible or unlikely.

      8.5 Closing Conditions. Between the date of this Agreement and the Closing Date, the Acquiror will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

      8.6 Indemnification and Insurance.

            8.6.1 The Acquiror shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of the Acquiror or any Acquiror Subsidiary (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in the Acquiror's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to the Acquiror, (ii) after the Closing Date, the Acquiror shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Indemnified Parties shall be required to reimburse the Acquiror for such payments in the circumstances and to the extent required by the Acquiror's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) the Acquiror will cooperate in the defense of any such matter; provided, however, that the Acquiror shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

            8.6.2 This Section 8.6 shall survive the consummation of the transactions contemplated by this Agreement at the Closing Date, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Acquiror and shall be enforceable by the Indemnified Parties and the Covered Persons.

      8.7 Rule 144 Reporting. With a view to making available to the Acquiror's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of the Acquiror Common Stock to the public without registration, from and after the Closing Date, the Acquiror agrees to:

            8.7.1 Make and keep public information available, as those terms are understood and defined in Rule 144; and

            8.7.2 File with the Commission, in a timely manner, all reports and other documents required of the Acquiror under the Exchange Act.

      8.8 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Acquiror of its intent to review any SEC Document filed prior to Closing or the Acquiror receives any oral or written comments from the Commission with respect to any SEC Document filed prior to Closing, the Acquiror shall promptly notify the Acquiror Shareholders and the Acquiror Shareholders shall fully cooperate with the Acquiror.

                                   SECTION IX
                     CONDITIONS PRECEDENT TO THE ACQUIROR'S
                               OBLIGATION TO CLOSE

      The Acquiror's obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Acquiror, in whole or in part):

      9.1 Accuracy of Representations. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

      9.2 Performance by the Company and Shareholders.

            9.2.1 All of the covenants and obligations that the Company and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            9.2.2 Each document required to be delivered by the Company and the Shareholders pursuant to this Agreement at or prior to Closing must have been delivered.

      9.3 No Force Majeur Event. Since December 31, 2003, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

      9.4 Certificate of Officer. The Company will have delivered to the Acquiror a certificate, dated the Closing Date, executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

      9.5 Certificate of Shareholders. Each Shareholder will have delivered to the Acquiror a certificate, dated the Closing Date, executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 9.1 and 9.2.

      9.6 Consents.

            9.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

            9.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror not less than 10 days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

      9.7 Documents. The Company and the Shareholders must have caused the following documents to be delivered to the Acquiror and/or the Escrow Agent:

            9.7.1 share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to the Acquiror;

            9.7.2 a Secretary's Certificate of the Company, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of the Company and each Company Subsidiary, (B) the resolutions of the Company Board and the Shareholders approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

            9.7.3 a certified certificate of good standing, or equivalent thereof, of the Company;

            9.7.4 each of the Transaction Documents to which the Company and/or the Shareholders is a party, duly executed; and

            9.7.5 such other documents as the Acquiror may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company and the Shareholders pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by the Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

      9.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

      9.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person
(a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Shares.

                                   SECTION X
              CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY
                       AND THE SHAREHOLDERS TO THE CLOSING

      The Shareholders' obligation to transfer the Shares and the obligations of the Company to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and the Shareholders, in whole or in part):

      10.1 Accuracy of Representations. The representations and warranties of the Acquiror and Acquiror Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror and Acquiror Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

      10.2 Performance by the Acquiror.

            10.2.1 All of the covenants and obligations that the Acquiror and Acquiror Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

            10.2.2 Each document required to be delivered by the Acquiror and Acquiror Shareholders pursuant to this Agreement must have been delivered.

      10.3 No Force Majeur Event. Since December 31, 2003, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

      10.4 Certificate of Officer. The Acquiror will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2. and 10.3.

      10.5 Certificate of Acquiror Shareholders. The Acquirior Shareholders will have delivered to the Company a certificate, dated the Closing Date, executed by such Acquirior Shareholder, if a natural person or an authorized officer of the Acquiror Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 10.1 and 10.2.

      10.6 Consents.

            10.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror.

            10.6.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been mailed to the stockholders of the Acquiror not less than 10 days prior to the Closing Date. No Proceeding occasioned by the Section 14(f) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

      10.7 Documents. The Acquiror must have caused the following documents to be delivered to the Company and/or the Shareholders:

            10.7.1 share certificates evidencing each Shareholder's pro rata share of the Closing Acquiror Shares (as set forth in Exhibit B);

            10.7.2 a Secretary's Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror and each Acquiror Subsidiary, (B) the resolutions of the Acquiror Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror is a party;

            10.7.3 a Certificate of Good Standing of the Acquiror;

            10.7.4 each of the Transaction Documents to which the Acquiror is a party, duly executed; and

            10.7.5 such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror of, or the compliance by the Acquiror with, any covenant or obligation required to be performed or complied with by the Acquiror, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

      10.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

                                   SECTION XI
                                   TERMINATION

      11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            11.1.1 by mutual consent of the Acquiror and the Shareholders (acting jointly);

            11.1.2 by the Acquiror, if any of the conditions in Section 9 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Acquiror to comply with its obligations under this Agreement) and the Acquiror has not waived such condition on or before the Closing Date; or (ii) by the Shareholders (acting jointly), if any of the conditions in Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Shareholder to comply with its obligations under this Agreement) and the Shareholders (acting jointly) have not waived such condition on or before the Closing Date;

            11.1.3 [Intentionally Omitted];

            11.1.4 by either the Acquiror or the Shareholders (acting jointly), if there shall have been entered a final, nonappealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

            11.1.5 by the Acquiror, if, prior to the Closing Date, the Company or any Shareholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Acquiror claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.5 shall not be available to the Acquiror if the Acquiror is in material breach of this Agreement at the time notice of termination is delivered;

            11.1.6 by the Shareholders (acting jointly), if, prior to the Closing Date, the Acquiror is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Shareholders claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this
Section 11.1.6 shall not be available to the Shareholders (acting jointly) if any Shareholder is in material breach of this Agreement at the time notice of termination is delivered.

      11.2 Effect of Termination.

            11.2.1 If the Acquiror terminates this Agreement pursuant to Section
11.1.5 or the Shareholders (acting jointly) terminate this Agreement pursuant to
Section 11.1.6, then the non-terminating party shall immediately pay to the terminating party a termination fee equal to $50,000 in cash (the "Termination Fee").

            11.2.2 Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.12, 6.11, 11.2, and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  SECTION XII
                            INDEMNIFICATION; REMEDIES

      12.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire on the sixth anniversary of the Closing (the "Survival Period"). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

      12.2 Indemnification by the Acquiror Shareholders.

            12.2.1 From and after the Closing until the expiration of the Survival Period, each of Mitchell Schlossberg and Mirman Capital Ventures, Inc. (together, the "Principal Acquiror Shareholders") shall indemnify and hold harmless the Acquiror, Company and the Shareholders (collectively, the "Company Indemnified Parties"), from and against any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by the
            Acquiror or the Acquiror Shareholders in this Agreement or in any certificate delivered by the Acquiror pursuant to this Agreement; or

                  (b) any breach by the Acquiror or the Acquiror Shareholders of any covenant or obligation of the Acquiror in this Agreement required to be performed by the Acquiror or the Acquiror Shareholders on or prior to the Closing Date.

      12.3 Limitations on Amount - the Acquiror. No Company Indemnified Party shall be entitled to indemnification pursuant to Section 12.3, unless and until the aggregate amount of Damages to all Company Indemnified Parties with respect to such matters under Section 12.3.1 exceeds $50,000, at which time, the Company Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $50,000.

      12.4 Determining Damages. Materiality qualifications to the representations and warranties of the Company and the Acquiror shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 12.3 has been met.

      12.5 Breach by Shareholders. Nothing in this Section 12 shall limit the Acquiror's right to pursue any appropriate legal or equitable remedy against any Shareholder with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by such Shareholder of any representation or warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement or (b) any breach by such Shareholder of its covenants or obligations in this Agreement. All claims of the Acquiror pursuant to this Section 12.1 shall be brought by the Acquiror Shareholders on behalf of the Acquiror and those Persons who were stockholders of the Acquiror immediately prior to the Closing.

                                  SECTION XIII
                               GENERAL PROVISIONS

      13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      13.2 Public Announcements. The Acquiror shall promptly, but no later than three days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and the Acquiror shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

      13.3 Confidentiality.

            13.3.1 Subsequent to the date of this Agreement, the Acquiror, the Acquiror Shareholders the Shareholders and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

            13.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 13.3.1, the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

            13.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

      13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

                                          with a copy to:
If to Acquiror:                           Gary B. Wolff
Techedge, Inc.                            Gary B. Wolff, P.C
175 Fox Hollow Road                       805 3rd Avenue, 21st Floor
Woodbury, New York 11747                  New York, NY  10022

Attention: Gregory A. Konesky, President
Telephone No.: 631-728-4164               Attention:  Gary B. Wolff
                                          Telephone No.:  212-644-6449
                                          Facsimile No.:  212-644-6498

If to Company:                            with a copy to:
China Quantum Communications, Ltd.        Loeb & Loeb LLP
33 Wood Avenue South, 7F                  345 Park Avenue
Iselin, New Jersey 08830                  New York, New York 10154

Attention: Ya Li, Chief Operating Officer Attention:  Mitchell S. Nussbaum, Esq.
Telephone No.: 732-632-9896               Telephone No.:  212-407-4159
Facsimile No.: 732-452-9726               Facsimile No.:  212-407-4990

      13.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

      13.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      13.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      13.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

      13.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.6 and Section 12.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      13.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      13.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

ACQUIROR:                            ACQUIROR SHAREHOLDER:

TECHEDGE, INC.                       Signed: /s/ Mitchell Schlossberg

Signed: /s/ Gregory Konesky          Printed name: Mitchell Schlossberg

Printed name: Gregory Konesky        Title: Stockholder

Title: President

COMPANY:                             ACQUIROR SHAREHOLDER:

CHINA QUANTUM                        Signed: /s/ Eric Mirman
COMMUNICATIONS, LTD.
                                     Printed name: Mirman Capital Ventures, Inc.
Signed: /s/ Peter Wang               by Eric Mirman

Printed name: Peter Wang             Title: President

Title: President

                                     ACQUIROR SHAREHOLDER:

                                     Signed:  /s/ Gregory Konesky

                                     Printed name: Gregory Konesky

                                     Title: President

                                     ACQUIROR SHAREHOLDER:

                                     Signed: /s/ Ehren Richardson

                                     Printed name: Ehren Richardson

                                     Title: Secretary

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: /s/ Chen Le Qun
                                           -------------------------------------
                                           Name:Chen Le Qun
                                           Title:Managing Director

OFFSHORE DELIVERY INSTRUCTIONS:

BIG TIME MANAGEMENT LIMITED
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:         Chen Le Qun

Address:      18/F, 310 Zhongshan Bei  Rdad
              Hang Zhou
              China

Phone No.     (86) 571-85775802

Facsimile No. (86) 571-85775817

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: /s/ Guoying Wei
                                           -------------------------------------
                                           Name:Guoying Wei
                                           Title:

OFFSHORE DELIVERY INSTRUCTIONS:

Guoying Wei
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:         c/o James Tang

Address:      24 Berkshire Way
              East Brunswick

Phone No.     (86) 21-50891993

Facsimile No.

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

         IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                         ENTITY NAME:

                                         By: /s/ Guifen Zheng
                                            ------------------------------------
                                            Name:Guifen Zheng
                                            Title:

OFFSHORE DELIVERY INSTRUCTIONS:

Guifen Zheng
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:          c/o Jennifer Zheng

Address:       5 Remington Ct.
               Holmdel, NJ 07733

Phone No.      (86) 571-87077073

Facsimile No.

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

         IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: /s/ Ailian Wu
                                           -------------------------------------
                                           Name:Ailian Wu
                                           Title:

OFFSHORE DELIVERY INSTRUCTIONS:

Ailian Wu
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:

Address:



Phone No.

Facsimile No.

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

         IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: /s/ Daofeng Shi
                                           -------------------------------------
                                           Name: Daofeng Shi
                                           Title:

OFFSHORE DELIVERY INSTRUCTIONS:

Daofeng Shi
PRINT EXACT NAME IN WHICH YOU
WANT THE SECURITIES TO BE REGISTERED

Attn:           Daofeng Shi

Address:        84 02 150 St.
                1st Floor
                Jamaica, NY  11435

Phone No.       (646) 261-6203

Facsimile No.   (212) 213-1172

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: /s/ Kin Shing Li
                                           -------------------------------------
                                           Name: Kin Shing Li
                                           Title:

OFFSHORE DELIVERY INSTRUCTIONS:

PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:           Mr. Kin Shing Li

Address:        Room 3813-15, Hong Kong Plaza
                No. 188 Connaught Road West,
                Hong Kong

Phone No.       (852) 28599318

Facsimile No.   (852) 25400808

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                       ENTITY NAME:

                                       By: /s/ Chauncey Shey
                                          --------------------------------------
                                          Name: President
                                          Title:

OFFSHORE DELIVERY INSTRUCTIONS:

SB China Holdings Pte Ltd
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:           Amy Yeh

Address:        28F - A, Zhaofeng World Trade Building
                369 Jiang Su Road
                Shang Hei 200050, China

Phone No.       (8621) 3212266 x 8718

Facsimile No.   (8621) 52800700

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO REGULATION S)

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: /s/ Shao Xian Gao
                                           -------------------------------------
                                           Name: Shao Xian Gao
                                           Title:  General Manager

OFFSHORE DELIVERY INSTRUCTIONS:

Hangzhou Joray Electronics Co., Ltd.
PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE
REGISTERED

Attn:           Shao Xian Gao

Address:        Building B
                75 Shuguang Road
                Hangzhou, China

Phone No.       (86) 571-87962900

Facsimile No.   (86) 571-87970297

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                       ENTITY NAME:

                                       UT Starcom, Inc.


                                       By: /s/ James Cox
                                          --------------------------------------
                                          Name:  James Cox
                                          Title: CEO

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

1        2        [3]      4        5       6        7        8

UT Starcom, Inc.
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:           James Cox

Address:        1275 Harbor Bay Parkway
                Alamada, CA 94502



Phone No.       (510) 747-0356

Facsimile No.

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: Tiffany Ding
                                           -------------------------------------
                                           Name: Tiffany Ding
                                           Title:

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

1        2        3        4        [5]     6        7        8

Tiffany Ding
PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE
REGISTERED

Attn:           Tiffany Ding

Address:        112 Portland Rd.
                Highlands, NJ  07732


Phone No.       (732) 872-6299

Facsimile No.   (732) 872-7198

                           COUNTERPART SIGNATURE PAGE

                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                 ENTITY NAME:

                                 PZW FAMILY LLP

                                 By: Peter Wang
                                    --------------------------------------------
                                    Name: Peter Wang
                                    Title:

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

1        2        [3]      4        5       6        7        8

PZW FAMILY LLP
PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE
REGISTERED

Attn:           Peter Wang

Address:        1000 Highway 34
                Matawan, NJ  07747

Phone No.       (732) 765-8119

Facsimile No.   (732) 765-8125

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        By: Peter Wang
                                           -------------------------------------
                                           Name: Peter Wang
                                           Title:

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

1        2        3        4        [5]     6        7        8


PETER WANG
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:           Peter Wang

Address:        1000 Highway 34
                Matawan, NJ  07747

Phone No.       (732) 765-8119

Facsimile No.   (732) 765-8125

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        PACIFIC CENTURY FUND LLC

                                        By: Ya Li
                                           -------------------------------------
                                           Name:  Ya Li
                                           Title: Managing Member

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

[1]      2        3        4        5       6        7        8

Pacific Century Fund LLC
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:           Ya Li

Address:        40-2303 Newport Pkwy
                Jersey City, NJ  07310


Phone No.       (201) 656-5454

Facsimile No.   (201) 656-8273

                           COUNTERPART SIGNATURE PAGE
                    (FOR ISSUANCES PURSUANT TO SECTION 4(2))

      IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

                                        ENTITY NAME:

                                        MAC WIRELESS/PZW LLC

                                        By: Peter Wang
                                           -------------------------------------
                                           Name: Peter Wang
                                           Title:   Managing Director

Circle the category under which you are an "accredited investor" pursuant to Exhibit C:

[1]      2        3        4        5       6        7        8

MAC Wireless/PW LLC
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:           Peter Wang

Address:        1000 Highway 34
                #700


Phone No.       (732) 765-8119

Facsimile No.   (732) 765-8125

                                    EXHIBIT A

                              ACQUIROR SHAREHOLDERS

Mitchell Schlossberg

Mirman Capital Ventures, Inc.

Gregory Konesky

Ehren Richardson

                                    EXHIBIT B

                   SHARES AND ACQUIROR SHARES TO BE EXCHANGED

Total Shares to be delivered by the Shareholders to Acquiror:  54,322,400

Total Acquiror Shares to be delivered by the Acquiror to the
Shareholders:  72,000,000

-------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF EACH                                      PERCENTAGE OF    PERCENTAGE OF TOTAL
SHAREHOLDER(1)                                                  ACQUIROR'S       ACQUIROR SHARES
                              NUMBER OF      PERCENTAGE OF      SHARES OF      ISSUABLE AT CLOSING   PRO RATA SHARE OF
                             SHARES OWNED    TOTAL SHARES      COMMON STOCK                          CLOSING ACQUIROR
                                                OWNED          IMMEDIATELY                                 SHARES
                                                              AFTER CLOSING
-------------------------------------------------------------------------------------------------------------------------
SB China Holdings Pte Ltd     9,000,000       16.5677          14.9112                16.5677            11,928,935
-------------------------------------------------------------------------------------------------------------------------
UTStarcom, Inc.               9,000,000       16.5677          14.9112                16.5677            11,928,935
-------------------------------------------------------------------------------------------------------------------------
PZW Family LLP               14,000,000       25.7721          23.1953                25.7721            18,556,209
-------------------------------------------------------------------------------------------------------------------------
Peter Wang                    1,750,000        3.2215           2.8994                 3.2215             2,319,517
-------------------------------------------------------------------------------------------------------------------------
Kin Shing Li                  2,250,000        4.1419           3.7278                 4.1419             2,982,216
-------------------------------------------------------------------------------------------------------------------------
Hangzhou Joray                1,000,000        1.8409           1.6568                 1.8409             1,325,469
Electronics Co., Ltd
-------------------------------------------------------------------------------------------------------------------------
MAC Wireless/PW LLC           3,000,000        5.5226           4.9704                 5.5226             3,976,336
-------------------------------------------------------------------------------------------------------------------------
Pacific Century Fund LLC     11,680,000       21.5012          19.3514                21.5012            15,481,112
-------------------------------------------------------------------------------------------------------------------------
Guoying Wei                      32,400        0.0582           0.0524                 0.0582                41,904
-------------------------------------------------------------------------------------------------------------------------
Bigtime Management Limited       90,000        0.1657           0.1491                 0.1657               119,306
-------------------------------------------------------------------------------------------------------------------------
Tiffany Ding                    410,000        0.7548           0.6793                 0.7548               543,464
-------------------------------------------------------------------------------------------------------------------------
Guifen Zheng                    435,000        0.8007           0.7206                 0.8007               576,513
-------------------------------------------------------------------------------------------------------------------------
Daofeng Shi                   1,175,000        2.1630           1.9467                 2.1630             1,557,385
-------------------------------------------------------------------------------------------------------------------------
Ailian Wu                       500,000       0.92042           0.8284                0.92043               662,699
-------------------------------------------------------------------------------------------------------------------------

1 The address for each Shareholder is c/o China Quantum Communications, Ltd., 33 Wood Avenue South, 7F, Iselin, New Jersey 08830
2     Numbers do not add up to 100% due to rounding.
3     Numbers do not add up to 100% due to rounding.

                                    EXHIBIT B

                      STOCK OPTIONS GRANTED BY THE COMPANY

Pursuant to the Company's 2001 Stock Plan, the Company is authorized to issue options to purchase up to 8,720,000 Ordinary Shares, nominal value $0.0001, of the Company. As of December 31, 2003, there were 3,2319,167 options issued and outstanding. The following table details the options granted by the Company as of December 31, 2003.

------------------------------------------------------------------------------------------
CQCL EMPLOYEE OPTION ALLOCATION
------------------------------------------------------------------------------------------
& VESTING AS OF 12/31/2003
------------------------------------------------------------------------------------------
NAME                 POSITON           STARTING DATE         NO. OF OPTION         VESTED
------------------------------------------------------------------------------------------
Peter Wang           CEO                  October-00            500,000           406,250
------------------------------------------------------------------------------------------
Ya Li                COO                    March-02            500,000           232,639
------------------------------------------------------------------------------------------
Wind Chen            S.V.P.               October-00            300,000           231,250
------------------------------------------------------------------------------------------
Mike Zuming Wang     V.P.                    July-01            150,000            93,750
------------------------------------------------------------------------------------------
Tony W. Tsai         Dir/Mgr              October-00             95,000            65,000
------------------------------------------------------------------------------------------
Tony Wei Zheng       Dir/Mgr              January-01             70,000            45,000
------------------------------------------------------------------------------------------
Jianjun Ji           Dir/Mgr             November-00             75,000            47,000
------------------------------------------------------------------------------------------
Lanning Tian         Consultant            August-01             24,167            24,167
------------------------------------------------------------------------------------------
Taseshian Yuan       Employee             January-01             40,000            22,500
------------------------------------------------------------------------------------------
Maggie Yimin Lu      Employee                 May-01             30,000            20,000
------------------------------------------------------------------------------------------
Jenny Weijing Huang  Consultant           October-01             10,000             5,701
------------------------------------------------------------------------------------------
GE Xianding          VP of QCCN           October-00            272,500           221,406
------------------------------------------------------------------------------------------
HUANG Yongjiang      VP of QCCN           October-00            272,500           221,406
------------------------------------------------------------------------------------------
ZHOU Jianping        GM of ZJQC          December-00            109,000            84,021
------------------------------------------------------------------------------------------
SHEN Yuqiang         Director            December-00             95,000            61,667
------------------------------------------------------------------------------------------
WANG Yuping          Deputy GM           December-00             40,000            30,833
------------------------------------------------------------------------------------------
YANG Huijie          Chief Engineer      December-00             60,000            46,250
------------------------------------------------------------------------------------------
GUO Min              Manager             December-00             70,000            38,542
------------------------------------------------------------------------------------------
LI Ronghua           Deputy GM           December-00             60,000            46,250
------------------------------------------------------------------------------------------
DU Yu                Manager             December-00             50,000            38,542
------------------------------------------------------------------------------------------
SHU Chunhui          Accountant          December-00             40,000            30,883
------------------------------------------------------------------------------------------
CHEN Suiling         Manager             December-00             40,000            30,883
------------------------------------------------------------------------------------------
ZHONG Wei            Engineer            December-00             50,000            38,542
------------------------------------------------------------------------------------------
SHI Jilun            Manager             December-00             30,000            23,125
------------------------------------------------------------------------------------------
ZHENG Jian           Engineer            December-00             30,000            23,125
------------------------------------------------------------------------------------------
QIAN Yongan          Employee            December-00             15,000            11,563
------------------------------------------------------------------------------------------
DAI Yaguang          Employee            December-00             15,000            11,563
------------------------------------------------------------------------------------------
ZHU Hong             Employee            December-00              8,000             6,167
------------------------------------------------------------------------------------------
Jiang Hongsen        Director             October-00             50,000            40,625
------------------------------------------------------------------------------------------
Huang Zhaoxing       Advisor              October-00             35,000            28,438
------------------------------------------------------------------------------------------
Lin Yiqun            Manager                  May-01             20,000            13,333
------------------------------------------------------------------------------------------
Li Linfang           Employee                 Dec-02              8,000             2,000
------------------------------------------------------------------------------------------
Chen Lequn           Consultant           October-00             20,000            16,250
------------------------------------------------------------------------------------------
Sun Jian             Employee                 May-02          12,000.00             5,000
------------------------------------------------------------------------------------------
Zhou Xueyan          Employee              August-02          10,000.00             3,542
------------------------------------------------------------------------------------------
Xu Qiaoping          Employee            February-02           8,000.00              3,833
------------------------------------------------------------------------------------------
Hong Wenlan          Employee            November-02           5,000.00              1,458
------------------------------------------------------------------------------------------
TOTAL                                                         3,219,167          2,272,505
------------------------------------------------------------------------------------------

                                    EXHIBIT C

                       DEFINITION OF "ACCREDITED INVESTOR"

The term "accredited investor" means:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
      Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(4)   A director or executive officer of the Acquiror.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

                                    EXHIBIT D

                           DEFINITION OF "U.S. PERSON"

(1)   "U.S. person" (as defined in Regulation S) means:

      (i)   Any natural person resident in the United States;

      (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

      (iii) Any estate of which any executor or administrator is a U.S. person;

      (iv)  Any trust of which any trustee is a U.S. person;

      (v)   Any agency or branch of a foreign entity located in the United
            States;

      (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

      (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

      (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

      (ii)  The estate is governed by foreign law.

(4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

      (i)   The agency or branch operates for valid business reasons; and

      (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                    EXHIBIT E

                       ACCREDITED INVESTOR REPRESENTATIONS

Each Shareholder indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Acquiror as follows:

1. Such Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

3. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares.

4. Such Shareholder understands the various risks of an investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares.

5. Such Shareholder has had access to the Acquiror's publicly filed reports with the SEC.

6. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Shares.

7. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares.

8. Such Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

9. Such Shareholder is acquiring the Acquiror Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

10. Such Shareholder will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

11. Such Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act.

12. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 4.2.5(a).

13. Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14. Such Shareholder understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

15. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

                                    EXHIBIT F

                         NON U.S. PERSON REPRESENTATIONS

Each Shareholder indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Acquiror as follows:

1. At the time of (a) the offer by the Acquiror and (b) the acceptance of the offer by such Shareholder, of the Acquiror Shares, such Shareholder was outside the United States.

2. No offer to acquire the Acquiror Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Shareholder or its representatives inside the United States.

3. Such Shareholder is not purchasing the Acquiror Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4. Such Shareholder will make all subsequent offers and sales of the Acquiror Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or
      (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Shareholder will not resell the Acquiror Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the "Distribution Compliance Period"), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5. Such Shareholder is acquiring the Acquiror Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

6. Such Shareholder has no present plan or intention to sell the Acquiror Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Shares and is not acting as a Distributor of such securities.

7. Neither such Shareholder, its Affiliates nor any Person acting on such Shareholder's behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

8. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 4.2.5(b).

9. Such Shareholder is not acquiring the Acquiror Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

11. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares.

12. Such Shareholder understands the various risks of an investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares.

13. Such Shareholder has had access to the Acquiror's publicly filed reports with the SEC.

14. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Acquiror Shares.

15. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares.

16. Such Shareholder is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement.

17. Such Shareholder will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18. Such Shareholder understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act.

19. Such Shareholder represents that the address furnished by such Shareholder on its signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

20. Such Shareholder understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

21. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

                                    SCHEDULES

                                       TO

                            SHARE EXCHANGE AGREEMENT

      All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Share Exchange Agreement, dated as of June 7, 2004, by and among Techedge, Inc., a Delaware corporation, the persons listed on Exhibit A thereto, China Quantum Communications, Ltd., a Cayman Islands company, and the persons listed on Exhibit B thereto.

                                 SCHEDULE 4.1.5

                       BROKERS OR FINDERS OF SHAREHOLDERS

None.

                                  SCHEDULE 5.1

                                  JURISDICTIONS

Cayman Islands (jurisdiction of organization)

New York

California

New Jersey

                                  SCHEDULE 5.2

                                  SUBSIDIARIES

The Company has two wholly-owned subsidiaries:

China Quantum Communications, Inc.

Quantum Communication (China) Co., Ltd.

                                 SCHEDULE 5.7.1

                                     OPTIONS

Pursuant to the Company's 2001 Stock Plan, the Company is authorized to issue options to purchase up to 8,720,000 Ordinary Shares, nominal value $0.0001, of the Company. As of December 31, 2003, there were 3,2319,167 options issued and outstanding. The following table details the options granted by the Company as of December 31, 2003.

-------------------------------------------------------------------------------------
CQCL EMPLOYEE OPTION ALLOCATION
& VESTING AS OF 12/31/2003
-------------------------------------------------------------------------------------
NAME                 POSITON               STARTING DATEO. OF OPTION         VESTED
-------------------------------------------------------------------------------------
Peter Wang           CEO                      October-00     500,000        406,250
-------------------------------------------------------------------------------------
Ya Li                COO                        March-02     500,000        232,639
-------------------------------------------------------------------------------------
Wind Chen            S.V.P.                   October-00     300,000        231,250
-------------------------------------------------------------------------------------
Mike Zuming Wang     V.P.                        July-01     150,000         93,750
-------------------------------------------------------------------------------------
Tony W. Tsai         Dir/Mgr                  October-00      95,000         65,000
-------------------------------------------------------------------------------------
Tony Wei Zheng       Dir/Mgr                  January-01      70,000         45,000
-------------------------------------------------------------------------------------
Jianjun Ji           Dir/Mgr                 November-00      75,000         47,000
-------------------------------------------------------------------------------------
Lanning Tian         Consultant                August-01      24,167         24,167
-------------------------------------------------------------------------------------
Taseshian Yuan       Employee                 January-01      40,000         22,500
-------------------------------------------------------------------------------------
Maggie Yimin Lu      Employee                     May-01      30,000         20,000
-------------------------------------------------------------------------------------
Jenny Weijing Huang  Consultant               October-01      10,000          5,701
-------------------------------------------------------------------------------------
GE Xianding          VP of QCCN               October-00     272,500        221,406
-------------------------------------------------------------------------------------
HUANG Yongjiang      VP of QCCN               October-00     272,500        221,406
-------------------------------------------------------------------------------------
ZHOU Jianping        GM of ZJQC              December-00     109,000         84,021
-------------------------------------------------------------------------------------
SHEN Yuqiang         Director                December-00      95,000         61,667
-------------------------------------------------------------------------------------
WANG Yuping          Deputy GM               December-00      40,000         30,833
-------------------------------------------------------------------------------------
YANG Huijie          Chief Engineer          December-00      60,000         46,250
-------------------------------------------------------------------------------------
GUO Min              Manager                 December-00      70,000         38,542
-------------------------------------------------------------------------------------
LI Ronghua           Deputy GM               December-00      60,000         46,250
-------------------------------------------------------------------------------------
DU Yu                Manager                 December-00      50,000         38,542
-------------------------------------------------------------------------------------
SHU Chunhui          Accountant              December-00      40,000         30,883
-------------------------------------------------------------------------------------
CHEN Suiling         Manager                 December-00      40,000         30,883
-------------------------------------------------------------------------------------
ZHONG Wei            Engineer                December-00      50,000         38,542
-------------------------------------------------------------------------------------
SHI Jilun            Manager                 December-00      30,000         23,125
-------------------------------------------------------------------------------------
ZHENG Jian           Engineer                December-00      30,000         23,125
-------------------------------------------------------------------------------------
QIAN Yongan)         Employee                December-00      15,000         11,563
-------------------------------------------------------------------------------------
DAI Yaguang          Employee                December-00      15,000         11,563
-------------------------------------------------------------------------------------
ZHU Hong             Employee                December-00       8,000          6,167
-------------------------------------------------------------------------------------
Jiang Hongsen        Director                 October-00      50,000         40,625
-------------------------------------------------------------------------------------
Huang Zhaoxing       Advisor                  October-00      35,000          28,438
-------------------------------------------------------------------------------------
Lin Yiqun            Manager                      May-01      20,000          13,333
-------------------------------------------------------------------------------------
Li Linfang           Employee                     Dec-02       8,000           2,000
-------------------------------------------------------------------------------------
Chen Lequn           Consultant               October-00   20,000.00           16,250
-------------------------------------------------------------------------------------
Sun Jian             Employee                     May-02   12,000.00           5,000
-------------------------------------------------------------------------------------
Zhou Xueyan          Employee                  August-02   10,000.00           3,542
-------------------------------------------------------------------------------------
Xu Qiaoping          Employee                February-02    8,000.00           3,833
-------------------------------------------------------------------------------------
Hong Wenlan          Employee                November-02    5,000.00           1,458
-------------------------------------------------------------------------------------
TOTAL                                                      3,219,167       2,272,505
-------------------------------------------------------------------------------------

                                 SCHEDULE 5.7.2

                             REDEMPTION REQUIREMENTS

None.

                                 SCHEDULE 5.7.3

                                 LIENS ON SHARES

None.

                                  SCHEDULE 5.10

                                LEGAL PROCEEDINGS

None.

                                  SCHEDULE 5.11

                               BROKERS OR FINDERS

Concurrently with the execution of this Agreement, the Company is entering into a Financial Advisory Agreement (the "Financial Advisory Agreement") with Gem Funding LLC. Pursuant to the Financial Advisory Agreement, the Company will pay Gem Funding LLC a fee of $150,000 for advisory services provided by Gem Funding LLC in connection with the transactions contemplated in the Share Exchange Agreement.

                                  SCHEDULE 6.1
                                 JURISDICTIONS

Incorporated in the State of Delaware
Conducts limited business in New York State

                                 SCHEDULE 6.8.1

                       CAPITALIZATION AND RELATED MATTERS


None in SEC documents or otherwise.

                                 SCHEDULE 6.8.4

                                  SUBSIDIARIES


The Acquiror has no subsidiaries

                                  SCHEDULE 6.10

                               LEGAL PROCEEDINGS



None.

                                 SCHEDULE 6.11

                               BROKERS OR FINDERS

None.

                                 SCHEDULE 6.12

                       ABSENCE OF UNDISCLOSED LIABILITIES

None.

                                  SCHEDULE 6.13

                                     CHANGES

None.

                                SCHEDULE 6.13.14

                                   AGREEMENTS

None, other than those set forth in Share Exchange Agreement dated June 7, 2004 to which this Schedule is annexed.

                                  SCHEDULE 6.15

                                   AGREEMENTS

Acquiror personnel consists solely of its two officers, Gregory A. Konesky and Ehren Richardson.

                                 SCHEDULE 6.18

                                   INSURANCE

None.

                                 SCHEDULE 6.19

                                   LITIGATION

None.

                                 SCHEDULE 6.21

                         INTERESTED PARTY TRANSACTIONS

None.

                                 SCHEDULE 6.23

                      BANK ACCOUNTS AND SAFE DEPOSIT BOXES


None.

                                 SCHEDULE 6.27

                     STOCK OPTION PLANS; EMPLOYEE BENEFITS


None, except for 2003 Non-Statutory Stock Option Plan (the "Plan") approved by Acquiror's Board of Directors and the requisite number of holders of Acquiror's outstanding stock as of April 8, 2003 which plan was filed as Exhibit 4 to Acquiror's S-8 Registration Statement filed with the SEC on June 6, 2003.

No options have been issued to date.